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                                                                     EXHIBIT 5.1

                   [On First American Corporation letterhead]


March 10, 1998

First American Corporation
First American Center
Nashville, TN 37237-0700


RE: Registration Statement on Form S-4 Related to the Acquisition of Deposit
    Guaranty Corp.

Ladies and Gentlemen:

     I and other members of my staff have acted as counsel to First American Corporation, a Tennessee corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement") relating to the up to 50,310,000 shares (the "Shares") of the Company's common stock, par value $2.50 per share, to be issued by the Company in connection with the merger of Deposit Guaranty Corp., a Mississippi corporation, with and into the Company.

     In rendering this opinion, I have examined such corporate records and other documents, and I have reviewed such matters of law, as I have deemed necessary or appropriate. Based on the foregoing, I am of the opinion that the Shares are legally authorized and, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission and the Shares have been issued and paid for upon the terms and conditions set forth in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

     I hereby consent to be named in the Registration Statement and in the related joint proxy statement-prospectus contained therein as the attorney who passed upon the legality of the Shares and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement.


                                          Very truly yours,


                                          /s/ Mary Neil Price
                                          ---------------------
                                          MARY NEIL PRICE
                                          General Counsel
                                          First American Corporation